Exhibit 99.2

Investor Presentation August 2023 Rendering of GBS regas terminal

Disclai m er 2 About this Presentation This presentation relates to a proposed business combination (the “Business Combination”) between Crown LNG Holdings Limited (“PubCo”), which will be a holding company of Crown LNG Holding AS (the “Company”) and Catcha Investment Corp (“Catcha”). The information contained herein does not purport to be all - inclusive and the information contained herein is preliminary and subject to change and such changes may be material. This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of the Company, Catcha, PubCo or any of their respective affiliates. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be effected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this presentation. Additional Information about the Transaction and Where to Find It In connection with the proposed Business Combination, PubCo intends to file a registration statement on Form F - 4 (the “ Registration Statement ”) with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of ordinary shares of Catcha in connection with Catcha’s solicitation of proxies for the vote by Catcha’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of PubCo to be issued in the Business Combination. Catcha’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, Catcha and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to Catcha’s stockholders as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Catcha Investment Corp, Level 42, Suntec Tower Three, 8 Temasek Blvd, Singapore, Attention: Patrick Grove. Participants in the Solicitation of Proxies Catcha and its directors and executive officers may be deemed participants in the solicitation of proxies from Catcha’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Catcha is contained in the Registration Statement on Form S - 1, which was filed by Catcha with the SEC on January 25, 2021 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Catcha Investment Corp, Level 42, Suntec Tower Three, 8 Temasek Blvd, Singapore, Attention: Patrick Grove. Additional information regarding the interests of such participants will be contained in the Registration Statement when available. The Target Companies’ directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Catcha in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available. Forward - Looking Statements Certain statements in this communication may be considered forward - looking statements. These forward - looking statements include, without limitation, Catcha’s, Target Companies’ and PubCo’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed Business Combination and the timing of the completion of the Business Combination. For example, projections of future enterprise value, revenue and other metrics are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Disclaimer (cont.) 3 These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by Catcha and its management, and PubCo and the Target Companies and their management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Catcha, the Target Companies, the combined company or others; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Catcha or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Catcha or the Target Companies’ as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Catcha, the Target Companies or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Target Companies’ estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Catcha’s final prospectus relating to its initial public offering dated February 11, 2021 and in subsequent filings with the SEC, including the proxy statement relating to the Business Combination expected to be filed by Catcha. Nothing in this communication should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date hereof. None of Catcha, the Target Companies or Catcha undertakes any duty to update these forward - looking statements. No Offer or Solicitation This Current Report on Form 8 - K is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8 - K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom. Industry and Market Data In this presentation, the Company, Catcha and PubCo rely on and refer to certain information and statistics obtained from third - party sources which they believe to be reliable. However, the Company, Catcha and PubCo have not independently verified the accuracy or completeness of any such third - party information. The recipient is cautioned not to give undue weight to such industry and market data. Trademarks, Trade Names and Service Marks This presentation includes trademarks, trade names and service marks that the Company either owns or licenses, which are protected under applicable intellectual property laws. Solely for convenience, trademarks, trade names and service marks referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, rights or the right of the applicable licensor to these trademarks, trade names and service marks. This presentation may also contain trademarks, trade names and service marks of other parties, and the Company does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of the Company by, these other parties.

Con t ents Introduction 1. Our Market Opportunity 2. Our Projects 3. Transaction Overview 4. 4

Unique Opportunity to Invest in LNG Demand Growth Globally Description Key Terms Crown LNG Holding AS, a UK - incorporated company Leading provider of all - weather LNG terminals infrastructure solutions Target Company: Catcha Investment Corp (NYSE American: CHAA) New economy focused SPAC focused on new technologies with massive TAM SPAC: $50M new primary capital From new investors and cash - in - trust not redeemed Target Capital Raised: $685M Proforma Enterprise Valuation: Fund Two Anchor Projects to Final Investment Decision (FID) Use of Proceeds: Grangemouth, Scotland – exclusive opportunity to deploy an FSRU to address UK’s increasing energy security concerns Kakinada, India – unique GBS solution to harsh weather on the east coast to enable LNG access to diversify India’s energy mix Anchor Projects: Crown is Raising Capital to Fund Two Anchor LNG Terminal Projects in Kakinada, India and Grangemouth, Scotland to Final Investment Decision (FID) 5

Executive Summary Highlights Offshore LNG Infrastructure Pioneer Leading provider of all - weather LNG liquefaction and regasification terminals infrastructure solutions Macro Tailwinds Accelerating LNG Demand Globally Dramatic increase in transition fuel demand and energy security concerns are driving need for LNG infrastructure globally Global Harsh - Weather Opportunity Set Numerous potential target geographies in harsh - weather pipeline, including India, Bangladesh, Vietnam, Canada, Gulf of Mexico, and Scotland Proven Gravity - Based Structure Technology Established technology with over 23 GBS facilities built and operated by third parties in harsh environments over 50 years (1) Seasoned Professionals Senior executive management team with cumulative 100+ years of extensive experience in the oil & gas sector Best - in - Class EPCIC Partners EPCIC consortium led by Aker Solutions and including Wärtsilä Gas Solutions and Siemens Energy Stable Cash Flow Targeting blue - chip end users with long - term take - or - pay contracts to underpin cash flow stability and bankability Attractive Investment Opportunity Capital raise for anchor projects provides attractive entry point Source(s): (1) Kværner Engineering AS “Kakinada LNG Regasification Terminal Study” as of 4/16/2020 and management estimates 6

Crown LNG Execution Team ▪ ▪ Co - founded Catcha Group in 1999 ▪ Founded and taken 5 digital business from their early stages to IPO in Australia and Southeast Asia Recognized for the Global Leader of Tomorrow award by the World Economic Forum and Asia’s Best Young Entrepreneur by Bloomberg Business Patrick Grove Chairman & CEO ▪ ▪ Co - founded Catcha Group in 1999 ▪ 20 + years of Asian online experience, developing fast - moving online business models and monetizing online assets Led 70 + corporate exercises including capital raises, mergers and acquisitions, and public listings Luke Elliot President & Director ▪ ▪ Former executive director at Goldman Sachs in the investment banking division 13 years of corporate finance experience focusing on coverage of technology, media and telecommunications in the Asia Pacific region Kit Wong C F O ▪ 30 years of international trading within energy and E&P ▪ Founder and Director of Singapore - based LNG9 – Energy infrastructure development – Katoil Limited Trading – Global relationship presence Swapan Kataria CEO ▪ ▪ 35 years as CEO and CFO in Telecom / IT industry ▪ Operational experience in multinational companies as Interim CEO/CFO Over 10 years international experience living and working in China, India, USA and Sweden Jørn S. Husemoen CFO ▪ ▪ ▪ ▪ 40 years of project management working for 30 major oil & gas projects 2008 - 2014: SVP of Höegh LNG / CEO of Höegh FLNG 2014 - 2018: CEO of Argo LNG 2018 - to date: CEO/MD/President of Crown LNG AS; a wholly owned subsidiary of Crown LNG Holding AS Gunnar Knutsen President Katoil Limited 7

Vision: Enhancing energy security & supporting a responsible green energy transition Mission: To provide offshore LNG critical infrastructure suitable for year - round operations in any harsh weather location Note(s): Photo depicted represents a frame extracted from third - party GBS facility video and is intended solely for informational purposes Video Link: https://1drv.ms/v/s!AlHjqAf8nB9Wg5B0WoG4MJfvLE3o9A?e=nXHH9o 8 Click to View Video

Con t ents Introduction 1. Our Market Opportunity 2. Our Projects 3. Transaction Overview 4. 9

Why Natural Gas Now? L i m i t ed con t a m i na ti on risk to soil or water sources (6) Easy to transport in pipelines, ships and tankers (2) 1/10 th Emissions from natural gas power vs. coal - fired plants (4) 50% Lower CO2 emissions than anthracite coal (5) 7 Q u adr i l l i o n Cubic feet of abundant natural gas reserves to be recovered (1) Global LNG supply shortfall forecasted by 2030 (3) 43 M T P A Source(s): (1) Worldometer; (2) Student Energy “Liquefied Natural Gas (LNG)” as of 7/27/2023; (3) MS Research “Tracking Demand: Mixed Signals in Asia” as of 5/12/2023; (4) Shell Global – Energy and Innovation; (5) U.S. Energy Information Administration; (6) IGS Energy Note(s): Illustrative articles as depicted from public sources; MTPA stands for Million Tonnes Per Annum 10 LNG Is Proving to Be a Reliable and Scalable Base Load Fuel Supply Energy Security Is a Top - of - Mind Priority for All Countries Recognition of LNG as a Lower - Carbon Transition Fuel

Where Crown Fits in the LNG Value Chain PRODUCTION T R A N SP OR T A T ION CONSUMPTION LIQUEFACTION REGASIFICATION 1 2 Natural gas is cooled ( - 162 ƒ C) for transportation by ship Liquid natural gas is turned back into gas and piped to consumers and business Crown LNG Helps Enable Critical Access to LNG by Emerging Demand Centers in Harsh Weather Regions 11

Source(s): (1) Based on management estimates; (2) Based on established design requirement in Crown’s Design Basis î CAPEX intensive î Material land acquisition required î Higher offtake threshold to secure financing î Long build time î Safety concerns especially in populated areas î Immobile x Lower CAPEX x Smaller environmental footprint x Shorter path to achieve bankability x Shorter time to market x Remote operations safer for populated areas x Ability to relocate Offshore LNG Technology Overview Onshore - Based We Believe Offshore - Based Solutions Are Better Alternatives… Floating - Based Solutions Gravity - Based Solutions Gravity Based Units for Regasification or Liquefaction Floating Liq u efaction Terminal 12 Floating Storage & Regasification Unit ▪ Suitable for benign environments, behind breakwater or sheltered area ▪ Newbuild (3.0 to 5.0 MTPA) or conversion (0.5 – 1.5 MTPA) in shipyard (1) ▪ Process plant weight of 5K (regas) to 40K – 50K tonnes (liquefaction) depending on FLNG or FSRU (1) ▪ Best - in - class for harsh weather conditions ▪ Customizable concrete gravity base, eliminating need for breakwater and jetty ▪ Built close to deployment area and floated out – no shipyard required ▪ Process plant weight of 10K tonnes (regas) or 40K – 50K tonnes (liquefaction) (1) ▪ 97%+ LNG infrastructure uptime in harsh weather environments (2)

Massive Addressable Market for Crown Argentina Gulf of Mexico Mauritania / Senegal Timor Leste Sierra Leone Pakistan Bangladesh Myanmar Chin a Tai w a n Dominican Republic St. Johns / Halifax Canada Sc otl and India A ruba Ni c aragua Togo Andaman and Nicobar Islands Tan z a ni a Namibia The GBS solution’s total addressable market extends adjacently to power plants, green hydrogen, and ammonia Tropical Storms represented by blue circles with shading representing category intensity (2) GBS Opportunities (1) Demand for Energy Security by Growth Centers, Especially Those in Harsh Weather Regions, Continues to Accelerate Source(s): (1) Management assessment based on conversations to date; (2) Oxford Research Encyclopedia “The Global Climatology of Tropical Cyclones” as of 5/24/2017 13

1977 GBS – Proven Design Based on 50 Years of Aker Experience 50 - Year GBS Track Record Includes Prominent Offshore Oil and Gas Projects (3) : Superior Bottom - fixed solution replaces floating and land - based alternatives Stable 97%+ LNG infrastructure uptime even in extreme weather conditions (1) Proven First regas GBS (GBSRU) in operation for over 14 years (2) Source(s): (1) Based on established design requirement in Crown’s Design Basis; (2) Adriatic LNG ”The Adriatic LNG Terminal” as of 4/18/2023; (3) Maritime Logistics Professional ”Kværner Wins GBS Offshore Newfoundland Contract” as of 3/12/2013 Note(s) : Oil and gas projects were developed, owned and operated by third parties 14

Crown is Uniquely Positioned Relative to Existing LNG Infrastructure Players Protected Conditions Floating - Based Gr a v it y - Ba s e d All Weather Conditions Liquefaction Regasification ▪ Adriatic LNG in Italy was the 1 st (and only) offshore GBS for LNG, completed in 2009 (1) ▪ Owned by SNAM, Exxon and Qatar Energy Crown Is an Innovator Focused on Harsh Weather Offshore Opportunities Although GBS Is Proven and Precedented, the Technology Has Largely Been Overlooked, Leaving Markets Underserved Existing Industry Players Have Focused on Floating Solutions in Benign Conditions, Which Has Lower Barriers to Entry 15 Source(s): (1) Adriatic LNG ”The Adriatic LNG Terminal” as of 4/18/2023

Industry - Leading Partners EPCIC CONTRACTOR Leading global EPCIC provider of off - shore energy installations for more than 50 years, with 23 GBS built in offshore environments to date (1) Global leader in innovative technologies and lifecycle solutions for the marine and energy markets; has delivered more than 20 regasification installations to date (1) POWER GENERATION AND ELECTRICAL DISTRIBUTION SYSTEMS SUPPLIER Unmatched product performance in off - shore installations in hazardous areas; 6750+ installed gas turbines to date (1) We have validated our technology with industry leaders who are partnering with us to deploy our LNG terminals Source(s): (1) Kværner Engineering AS “Kakinada LNG Regasification Terminal Study” as of 4/16/2020 and management estimates Gas Solu t ions PROCESS SYSTEM SUPPLIER 16

EPCIC Partners, Contracts and Counterparties Enhance Bankability Sub - Con tra c to r Rega s if i c at i o n Development Partner Sub - Contractor Power & Electricals Contracts Structured for Bankability Illustrative Potential Customers Leading EPCIC Players in the Offshore, LNG and Power Sectors Blue Chip Customers Proposed counterparties are energy state - owned enterprises (SOEs) critical to host nation with strong balance sheets Fixed Price Take - or - pay and fixed - price agreements insulating Crown from commodity and volume risk High IRR GBS technology allows Crown to avoid benign weather bidding situations = robust cash flows, attractive IRRs and bankable projects Fixed price and turnkey EPC contracts with leading service providers Oil and Gas Fertilizer Trading Manufacturing Utilities 17

Con t ents Introduction 1. Our Market Opportunity 2. Our Projects 3. Transaction Overview 4. 18

N e w foundl a nd, Canada Vung Tau, Vietnam Grangemouth, United Kingdom Kakinada, India Installation GBLNG GBSRU FSRU GBSRU Q4’2032 Q2’2030 Q1’2027 Q1’2028 First Gas 9.0 MTPA 10.0 MTPA 5.0 MTPA 7.2 MTPA Expected Capacity $8,000M - $9,000M $1,200M - $1,300M $542M $1,047M CAPEX * Q1’2028 Q4’2026 Q3’2024 Q3’2025 FID Target TBD TBD $4.6M $5.9M $45.2M $33.7M Capital Invested Pre - FID Spent / Remaining Diversified Project Pipeline Note(s): Based on management estimates Anchor Projects Selected Near - Term Pipeline 19

Kakinada Development Update Source(s): (1) Petroleum and Natural Gas Regulatory Board (PNGRB) “Natural Gas Pipelines Network in India” as of 3/31/2022; (2) National Centers for Environmental Information “Annual 2022 Tropical Cyclones Report” as of 1/2023; (3) Invest India “Oil & Gas” as of 7/28/2023” ; (4) Reuters “LNG’s share of Indian gas demand to rise to 70% by 2030 – Petronet CEO” as of 6/17/2021; (5) Bloomberg “India Set for LNG Deal - Making Rush in Win for Modi’s Gas Push” as of 5/17/2023; (6) Mint “India’s gas demand will surge 500%, share of oil demand to double: PM” as of 2/6/2023 Storm - Prone East Coast of India Crown’s Market Opportunity ▪ Indian government policy to increase use of natural gas, replacing oil and coal – Targeting increase in gas mix from ~6.7% today to 15% by 2030 (3) – India’s gas demand expected to nearly double, reaching 115 BCM by 2030 and 170 BCM by 2050 (3) ▪ Gas distribution infrastructure in place via East - West Pipeline (nameplate capacity of 3 Bcf/d) ▪ Strong market demand from surrounding regions: fertilizer, petrochemicals, heavy industry and power plants – India needs to increase its LNG import capacity to 155 MTPA (4) ▪ Harsh weather, such as cyclones, restricts FSRUs to 270 - day licenses, whereas Crown’s GBSRU holds a 365 - day license K a r na t a ka LN G [FS RU ] K o c hi Karaikal Port LNG Terminal (1 MTPA) E nno re ( l an d ba s ed ) G opa l pu r LN G [FS RU , no t y e t pe r m it t ed ] Dha m ra LN G ( l and - ba s ed ) K a k in a da GBSRU Kakinada LNG Terminal India’s LNG buyers are seeking decades - long supply deals, supporting the government’s plan to boost the fuel’s use (5) India Set for LNG Deal - Making Rush in Win for Modi's Gas Push India’s energy demands present an opportunity for investors and stakeholders of the energy sector (6) India's Gas Demand Will Surge 500%, Share of Oil Demand to Double May 17, 2023 February 6, 2023 M u m bai P o rt [FS RU ] 20 Dabhol LNG Expansion Eas t - W e s t Pip e li n e (1) Operating Length : 1459Km Nameplate Capacity : 3 Bcf/d Owner : Brookfield Infrastructure 7 6 th Tropical Storm Count Tropical Storm Frequency Rank (2022) ( 1981 - 2022 ) North Indian C y clone S e a so n (2) 145 mph 5 th Maximum Sustained Winds Major Cyclone Frequency Rank (2022) ( 1981 - 2022 ) South Indian C y clone S e a so n (2)

Kakinada Key Preparations to FID Location Approval & Licenses Engineering Customers ▪ Exact location has been identified, 19Km offshore from Kakinada, along with pipeline route to Land Fall Point ▪ Gas distribution infrastructure in place via two pipelines: GAIL’s local pipeline and Brookfield’s East - West Pipeline ▪ Right to develop terminal under agreement with Kakinada Ports Authority ▪ Environmental Impact Assessment (EIA) completed by L&T - RAMBØLL ▪ Full Environment Clearance (EC) from Ministry of Environment, Forest, & Climate Change ▪ Consent for Establishment ( CFE) f r om Andh r a Pad e sh Pollution Control Board ▪ Pre - FEED study completed by Aker Solutions (as well as Siemens and Wärtsilä Gas Solutions) at an estimated cost of $645M over 36 months ▪ Seabed Survey is the final step to executing FEED ▪ EPCIC to be executed before FID ▪ Advanced Terminal Use Agreement (TUA) discussions with blue - chip Indian LNG regas clients ▪ Crown expects to achieve FID in H1’2025 and to deliver first gas in Q1’2028 ▪ TUAs expected to be signed shortly before FID Note(s): (1) As of 4/2023 21 Invested Capital to FID Full Amount Needed $78.9M Current Amount Raised $45.2M (1) FID

Kakinada - Illustrative Timeline to First Gas First Gas ▪ Front End Engineering Development (FEED) ▪ Seabed survey ▪ EPCIC con tract w ith A ke r ▪ Detailed Engineering ▪ Purchase orders C o nstruction ▪ GBS structure construction ▪ LNG tank installations Engineering and Procurement Transaction Close Expected FID 2023 2024 2025 Pre - Execution Contracting and Testing Offshore In s tal l a ti on Targeting EPCIC Period of 33 Months and First Gas Q1’2028 Note(s): Assuming closing of transaction and funding by year - end 2023 22

Illustrative Revenue Model for Kakinada ▪ Currently in advanced discussion with several leading Indian re - gas customers, with Terminal Use Agreements (TUAs) expected to be executed before FID, consistent with industry practice ▪ Diversified contract tenures, with different customer segment targets – Long term TUAs to support bankability – Higher - price medium - term contracts to optimize profitability – 15% volume is required to be reserved for shorter - term contracts by regulators ▪ TUAs are take - or - pay at a fixed price – no LNG price/volume risk to Crown ▪ Tolling charge estimates are consistent with charges for other Indian LNG terminals – Other port, handling, administrative costs charged on a pass - through basis Designed for Bankability End Customers Note(s): Customer TUAs are envisaged to be signed with KGLNG, which is the Indian - incorporated entity holding relevant Kakinada terminal licenses. KGLNG will pass through the revenues received from customers to Crown, under the terms of the Terminal Lease Agreement (TLA) entered into by both parties 23 Target Indian Private Global Customer Enterprises Segment Strategics e.g. fertilizer plants Traders Term 20 - year TUA 10 - year TUA 5 - year Spot TUA Years Volume 4.3 MTPA / 60% 1.8 MTPA / 25% 1.1 MTPA / 15% MTPA / % Total Tolling Charge $0.85 $0.95 $1.05 $USD / MMBtu Average 12 - year average; $0.91 / MMBtu Tenure / Price Tolling Revenues Per Annum $286M run - rate $USD

Grangemouth Development Update Natural Gas Infrastructure of Scotland Crown’s Market Opportunity ▪ UK is striving for energy independence and diversification post - Brexit and the Ukraine war ▪ UK relies heavily on pipeline imports with only three operational LNG import terminals ▪ LNG imports increased 74% from the previous year and accounted for almost half of total UK imports (1) ▪ Low complexity, exclusive FRSU project – Support from Department for Energy Security and Net Zero – FSRU conversion or newbuild with no breakwater required – Location secured near existing gas and power infrastructure through partnership with GBTron Europe must seek new import partners to guarantee energy security while decreasing its reliance on Russian natural gas (2) European Reliance on Russian Gas and Shift to LNG The Scottish Government has increasingly focused on the critical role which the oil and gas industry plays in driving and delivering Scotland’s energy transition (3) Annual Energy Statement: 2020 July 6, 2023 February 2, 2023 Gran g emo u th Source(s): (1) Department for Energy Security & Net Zero, Energy Trends as of 03/30/2023; (2) Yahoo Finance “European Resilience on Russian Gas and Shift to LNG – Overview, Challenges, and Case Studies” as of 7/6/2023; (3) Scottish Government “Annual energy statement: 2020” as of 12/18/2020 24

Grangemouth Key Preparations to FID Location Approval & Licenses Engineering Customers ▪ Entered exclusivity agreement with GBTron for use of the site ▪ Scottish Gas Networks grid access less than 7 miles from anchorage location ▪ National gas grid access within 10 miles of port ▪ All year access to open water – Site at the mouth of River Forth ▪ Crown (via GBTron exclusivity), has the right to develop the site, under agreement with Forth Ports Authority ▪ Pre - application Consent Process for FSRU to commence with Scottish government ▪ Completed site study for deepwater anchorage site with LNG vessel access ▪ Environmental Impact Assessment (EIA) process can be completed in 9 - 12 months ▪ Crown ready to commence FEED and can achieve FID by Q3’2024 ▪ Preliminary TUA discussions underway – 2 MTPA with the Scottish Government, with additional 1 MTPA with other potential customers – 2 MTPA with GBTron for proposed 2.4GW CCGT power plant FID Current Amount Raised $4.6M (1) Invested Capital to FID Note(s): (1) As of 4/2023 25 Full Amount Needed $10.5M

Transaction Close Expected FID 2023 2024 Grangemouth - Illustrative Timeline to First Gas First Gas ▪ Search for LNG/C Candidates ▪ Sales and Purchase Agreement (SPA) ▪ Pre - FEED LNG/C conversion ▪ Contract for regas system ▪ Equity and debt construction financing ▪ LNG/C availability and conversion yard ▪ LNG/C conversion Targeting EPCIC Period of 30 Months and First Gas Q1’2027 ▪ Engineering and surveys ▪ Seabed surveys ▪ Procurement for long lead items LNG Carrier Conversion Pre - FID Engineering Source LNG Carrier Offshore In stalla tion Pre - Execution Contracts and Tests Note(s): Assuming closing of transaction and funding by year - end 2023 26

Target Custo m er Segment Term Years Volume MTPA / % Total Tolling Charge $USD / MMBtu (1) Timing of Revenues T ol l ing R e v en u es Per Annum $USD Grangemouth – Illustrative Revenue Model ▪ Clear visibility over demand pipeline – In discussions with the Scottish Government over a guaranteed offtake o f 2 .0 M T P A f o r t h e Nat io n a l Gr i d – 1 .0 M T P A capacity rese r v ed f o r shorter - term spot contracts – 2.0 M T P A d e ma n d f or the p o w er pla nt which is currently being developed by GBTron and expected to be online in 2030 ▪ However, given the long lead time for the power plant demand, Crown has conservatively not included this in their projections – While there is potential to re - allocate this capacity to spot contracts in the interim, this will represent additional upside for investors ▪ TUAs are similarly structured as take - or - pay at a fixed price – no LNG price/volume risk to Crown Designed for Bankability 15 - year TUA 3 - 5 - year S po t TU A 2.0 MTPA / 40% 1.0 MTPA / 20% UK National Grid Ot h ers 20 - year TUA Note(s): (1) Based on GBP 0.90 / MMBtu, and GBP / USD exchange rate of 1.28 27 2.0 MTPA / 40% $1.15 Power Plant (GBTron) End Customers $1.15 $1.15 By 2027E $166M run - rate 2030E Expected lead time for power plant readiness $110M run - rate

Near - Term: Vung Tau Development 28 Source(s): (1) WorldData “Typhoons in Vietnam” as of 7/26/2023; (2) U.S. Embassy & Consulate in Vietnam “Typhoon and Tropical Cyclone Seasons in Vietnam” as of 7/26/2023; (3) Wikipedia “Typhoon Noru” as of 7/26/2023; (4) Reuters “Vietnam bets big on LNG, South China Sea gas fields amid supply, security risks” as of 5/17/2023; (5) Bloomberg “Vietnam Has $135 Billion Plan to Slash Coal - Fired Power by 2030” as of 5/15/2023 Note(s): 2022 property damages due to typhoon season assumes approximately $41.8M of damages in Nghệ An, $45.8M of damages in Thừa Thiên Huế, and $20.7M of damages in Quảng Ngãi from solely Typhoon Noru Natural Gas Infrastructure of Vietnam Crown’s Market Opportunity ▪ Vietnam has two storm seasons and has recorded the worst storms in Asia ▪ Several FSRU proposals have been planned and submitted, but there are no deployed or operating FSRUs in Vietnam due to harsh weather ▪ Vietnam is an ideal country for the application of GBS technology to LNG LNG imports are projected to jump from zero now to volumes that would cover nearly 15% of the country’s booming energy needs by the end of the decade (4) Vietnam Bets Big on LNG, South China Sea Gas Fields Amid Supply, Security Risks The Prime Minister has signed off on a long - anticipated blueprint, planning to eliminate use of coal - fired power completely by 2050 (5) Vietnam Has $135 Billion Plan to Slash Coal - Fired Power by 2030 May 17, 2023 May 15, 2023 Vung Tau Category 5 Maximum Intensity (1) 159 mph Maximum Winds (1) ~11 Yearly Frequency (1) 2022 T y phoo n Season June – November $108M+ Season Duration (2) Property Damages (3)

Near - Term: Newfoundland Development Source(s): (1) Fraser Institute “Canada’s lost LNG opportunities due to dearth of export facilities” as of 3/4/2022; (2) EnergyNow “How Canada Can Help With the World’s Growing LNG Shortage” as of 7/5/2022 Natural Gas Infrastructure of Eastern Canada Crown’s Market Opportunity Despite producing 16.1 billion cubic feet of natural gas each day, Canada does not have any LNG export facilities, missing the opportunity to expand its LNG supply to overseas markets (1) Canada's Lost LNG Opportunities Due to Dearth of Export Facilities By 2035, Canada could be supplying the world with nearly 53 million tonnes of LNG per year. Using LNG from Canada instead of coal can reduce emissions by up to 62 percent (2) How Canada Can Help With the World's Growing LNG Shortage March 4, 2022 July 5, 2022 ▪ 9.0 – 13.0 MTPA liquefaction site selected ▪ Waterfront site at Fermeuse Harbor with ~20m natural water depth ▪ Pipeline access to connect gas supply from gas basins ▪ Extensive gas reserves in offshore Atlantic Canada ▪ Almost 132 acres of previously approved site for Marine Support Base and gas - fired power plant ▪ Option sites totaling 1,400 acres within 1Km of the GBLNG ▪ Power grid less than 2Km from the port lands Fermeuse Harbor 29

Con t ents Introduction 1. Our market Opportunity 2. Our Projects 3. Transaction Overview 4. 30

Pro Forma Ownership Pro Forma Valuation Transaction Overview Valuation ▪ $685M enterprise value to market ▪ Implied pro - forma market capitalization of $725M Financing ▪ Transaction expected to provide gross proceeds of up to approximately $50M to Crown LNG ▪ $40M of cash held on the pro - forma balance sheet Deal Structure ▪ Crown LNG shareholders rolling 100% of their equity and will own pro - forma equity of 82.8% ($M) Uses ($M) Sources 40 Cash to Balance Sheet 50 Cash in Trust & PIPE 10 Transaction Expenses $50 Total $50 Total 72.5 PF Shares Outstanding (M) $10.0 Share Price ($) $725.0 PF Equity Value $0 (+) Debt $40 ( - ) Cash $685.0 PF Enterprise Value Pro Forma O w ne r ship 1 2 3 1 2 3 % Own. Shares (M) 82.8% 60.0 Crown LNG Equity 10.3% 7.5 SPAC sponsor 3.1% 2.2 SPAC shareholders 3.8% 2.8 PIPE investors 4 4 31 Note(s): (1) Assumes no cash or debt on the balance sheet prior to the transaction; (2) Assumes 0.0% redemptions from the $22.1M cash in trust and excludes any interest earned or withdrawn from the trust; (3) Assumes 72.5M pro forma shares outstanding at $10.00 per common share; (4) All charts and tables exclude SPAC warrants held by shareholders $M unless noted otherwise Transaction Highlights Implied Sources & Uses

Transaction Expected to Fully Fund Both Anchor Projects to FID Overview of Pro Forma Listed Group Operating Structure ASSETS CROWN ENTITIES CROWN LNG AS NORWAY C R O W N L N G INDIA A S NORWAY 95 . 86% VUNG TAO PROJECT Vietnam Regas Terminal SCOTLAND PROJECT United Kingdom FSRU NEWFOUNDLAND PROJECT Canada Liquefaction Terminal 100% US - LISTED COMPANY UK Proforma Market Cap: $725M CROWN LNG HOLDING AS NORWAY Anchor Projects Funded to FID via de - SPAC, and project financing to fund construction Listing enables funding via US Capital Markets alongside project financing $50M Raise KAKINADA PROJECT India GBS Regas Terminal 100% (via local SPVs) 32 100% (via local SPVs) 100% (via local SPVs)

Transaction Expected to Fully Fund Both Anchor Projects to FID Breakout of Anchor Project Costs ($M) Total Grangemouth Kakinada Project Costs to FID $22.9 $2.4 $20.5 Technical Development including Seabed Survey $9.7 $3.0 $6.8 General & Administrative $7.0 $0.4 $6.5 Project Team and Related Costs $39.6 $5.9 $33.7 Total Project Costs to FID $10.0 Transaction Expenses $49.6 Total Capital Raise 33

Crown – Illustrative Financial Assumptions FID Economics Post First - Gas Run Rate EBITDA (Margin) Utilization Rate (MTPA) Revenue FID All - In Crown PF Construction Costs Debt/Funding Ownership Post Project Equity Raise To FID 7.2 $286M $265M MTPA (93%) 80% $1,047B Debt 75% 20% Equity $34M 3.0 $166M $130M MPTA (79%) Potentially additional 2 MTPA utilization from power plant coming online in 2030, which represents further upside in future 80% $542M Debt 75% 20% Equity $6M 10.2 $448M $392M MTPA (88%) ~$1.6B 80% 75% $40M Kakinada 34 Grangemouth Total Note(s): Based on management estimates

8.0x - 10.0x 35. 2 x 10. 3 x 10. 1 x 9.9x 7. 1 x 6. 3 x 5. 8 x 5. 3 x NM Median: 8.5x Determining a Fair Valuation Range for Crown 2024E Forward EBITDA Multiples for Comparable Companies C Q P LNG 2028E Source(s): FactSet as of 7/20/2023 Note(s): Crown multiples based off 2028E run - rate EBITDA 35

$562 $602 $1,469 $ 1 ,9 5 9 $ 3 ,1 5 9 $685 $804 $844 $2 , 062 $ 2 ,7 4 9 $ 3 ,9 4 9 Enterprise Value Enterprise Value Range 2023 PF Equity Value 2027 Crown's Sha re Equi ty Value ( 75% ) 2027 Fully Distributed Equity Va l u e 2 0 28 E EBIT DA at 8.0x - 10.0x Summary of Approach Illustrative Valuation Framework For Crown LNG Illustrative Valuation Framework ($M) ▪ We apply a range of multiples to Crown’s expected 2028 run - rate EBITDA of $395M to arrive at an implied enterprise value (EV) in end - 2027, using the below assumptions – Est. $1.2B net debt from raising project financing – Est. 25% dilution to Crown’s stake in each project from raising project level equity This arrives at an equity value in end - 2027, which is attributable to Crown shareholders ▪ The future equity value is then discounted back to end - 2023 , to determine a fair transaction valuation range, using the following assumptions – 25 % required annual rate of return – $ 40 M of net cash This arrives at an EV range of $562M – $804M ▪ Using a future run - rate EBITDA is the appropriate approach given Crown is currently pre - FID and is expected have stable cash flows in 2028 E – The future pipeline after the two anchor projects are not reflected in the framework; potential upside for investors today Project Level Net Debt ~$1.2B 25 % Dilution from Project E quity Rai s e Net Ca s h of $40M Req u i r ed Rate of Return (25% per annum from end - 2027) Source(s): FactSet as of 7/28/2023 36

Many Successful Precedents Of Energy Transition De - SPAC Listings 37 Source(s): (1) Based on management estimates; (2) NET Power “NET Power PIPE Presentation” as of 12/2022; (3) SPAC Research as of 7/24/2023; (4) Factset as of 7/24/2023; (5) NuScale Power “NET Power PIPE Presentation” as of 5/2023; (6) International Atomic Energy Agency “What are Small Modular Reactors (SMRs)?” as of 11/4/2021; (7) NuScale Power Company Website – Projects; (8) Public Filings; (9) Archaea Energy “Second Quarter 2022 Earnings Presentation” as of 8/16/2022 Note(s): NetPower current valuation assumes share price as of 7/24/2023, 211.2M shares outstanding, $675M gross proceeds and $35M of transaction expenses Comparable Public “Category - Defining” Companies Renewable Natural Gas 24/7 CFE - Advanced Nuclear 24/7 CFE - Natural Gas 365 - day LNG - Terminals Built for Harsh Weather Industry / Solution Taken private by BP (Dec 2022) (8) NYSE: SMR NYSE: NPWR NYSE: CGBS Ticker Long - term fixed price contracts (9) Asset - light proprietary technology and recurring services (5) Asset - light technology licensor (2) Capacity leasing Business Model Traditional RNG producers >70 competing designs (6) 0 similar competing designs (2) Traditional floating platform solution Other Available Solutions de - SPAC date: Sep 2021 (3) de - SPAC date: Dec 2021 (3) de - SPAC date: June 2023 (3) de - SPAC date: Q4’2023 De - SPAC / IPO date $1.2B at de - SPAC (3) $1.9B at de - SPAC (3) $1.5B at de - SPAC (3) $685M at de - SPAC Valuation at De - SPAC / IPO 0.2% (3) 37.4% (3) 61.4% (3) - Redemptions at De - SPAC Acquired by BP for $4.1B (8) $1.7B (4) $2.1B (4) - Current Valuation 18 - month project development and construction timeline (9) ~8 - year construction timeline from order to COD (5) ~3 - year construction timeline from order to COD (2) ~3 - year construction timeline from FID to first gas (1) Target Construction Timeline 16 projects in development pipeline under contract (9) First full - scale deployment in 2030 (7) First full - scale deployment in 2026 (2) First gas in 2027 and fully operational by 2028 (1) Target Date of First F u l l - S c a le D e p lo y ment

Why Crown? Offshore LNG Infrastructure Pioneer Leading provider of all - weather LNG liquefaction and regasification terminals infrastructure solutions Macro Tailwinds Accelerating LNG Demand Globally Dramatic increase in transition fuel demand and energy security concerns are driving need for LNG infrastructure globally Global Harsh - Weather Opportunity Set Numerous potential target geographies in harsh - weather pipeline, including India, Bangladesh, Vietnam, Canada, Gulf of Mexico, and Scotland Proven Gravity - Based Structure Technology Established technology with over 23 GBS facilities built and operated by third parties in harsh environments over 50 years (1) Seasoned Professionals Senior executive management team with cumulative 100+ years of extensive experience in the oil & gas sector Best - in - Class EPCIC Partners EPCIC consortium led by Aker Solutions and including Wärtsilä Gas Solutions, and Siemens Energy Stable Cash Flow Targeting blue - chip end users with long - term take - or - pay contracts to underpin cash flow stability and bankability Attractive Investment Opportunity Capital raise for anchor projects provides attractive entry point Source(s): (1) Kværner Engineering AS “Kakinada LNG Regasification Terminal Study” as of 4/16/2020 and management estimates 38

Catcha Investment Corp (“Catcha”), a Cayman Islands exempted company with limited liability, entered into a Business Combination Agreement (the “Business Combination Agreement”) with Crown LNG Holdings AS, a private limited liability company incorporated under the laws of Norway (the “Company”), Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), and CGT Merge Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”) for a proposed business combination (the “Business Combination”) among the parties . You should carefully consider the risks and uncertainties described below, the “Risk Factors” section of Catcha’s Form 10 - K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2023 and subsequently filed Quarterly Reports on Form 10 - Q, other documents filed by Catcha from time to time with the SEC and any risk factors made available to you in connection with Catcha, or the Business Combination (together the “Potential Business Combination Risk Factors”). Risks Related to Crown 39 ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ Cyclical or other changes in the demand for and price of LNG and natural gas may adversely affect Crown’s LNG business and the performance of their customers and could have a material adverse effect on their business, contracts, financial condition, operating results, cash flow, liquidity, and prospects. Crown’s ability to complete the development and/or construction of additional terminals, including the Kakinada Project, the Grangemouth Project, the Vung Tau Project and the Newfoundland Project, will be contingent on Crown’s ability to obtain additional funding. If Crown is unable to obtain sufficient funding, they may be unable to fully execute their business strategy. Crown’s long - term profitability depends on the discovery of new customers and/or retention of long - term customers for natural gas in India, Bangladesh, Vietnam, Canada and the Gulf of Mexico by Crown’s partners and clients. If they are unsuccessful, the demand for Crown’s services and operations could decrease, which could materially and adversely affect their financial condition. The successful operation of a portion of Crown’s infrastructure is dependent on third parties, and disruptions to the third - party supply of natural gas to Crown’s pipelines and facilities could have a material adverse effect on Crown’s business, contracts, financial condition, operating results, cash flow, liquidity, and prospects. Natural gas reserve data in Crown’s target sales markets are only estimates, and subsequent upward adjustments are possible. If actual production from such reserves is higher than current estimates indicate, demand for imported natural gas could fall, and the results of sales operations and financial condition will be negatively impacted. Crown is subject to significant construction and operating hazards and uninsured risks, one or more of which may create significant liabilities and losses. Cost overruns and delays in the completion of Crown’s expansion projects as well as difficulties in obtaining sufficient financing to pay for such costs and delays, could have a material adverse effect on Crown’s business, contracts, financial condition, operating results, cash flow, liquidity, and prospects. Failure of exported LNG to be a long - term competitive source of energy for international markets could adversely affect Crown’s customers and could materially and adversely affect their business, contracts, financial condition, operating results, cash flow, liquidity, and prospects. Crown faces competition based upon the international market price for LNG. Crown may experience increased labor costs, and the unavailability of skilled workers or their failure to attract and retain qualified personnel could adversely affect them. In addition, changes in senior management or other key personnel could affect their business results. Crown is dependent on their partners and other contractors for the successful completion of their liquefaction projects and any potential expansion projects. There may be impediments to the transport of LNG, such as shortages of LNG vessels worldwide or operational impacts on LNG shipping, which could have a material adverse effect on Crown’s business, contracts, financial condition, operating results, cash flow, liquidity, and prospects. Crown is subject to stringent environmental, health and safety laws in numerous jurisdictions around the world and may incur material costs to comply with these laws and regulations. Outbreaks of infectious diseases, such as the outbreak of COVID - 19, at one or more of our facilities could adversely affect Crown’s operations. Failure to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of Crown’s facilities, the development and operation of Crown’s pipelines and the export of LNG could impede operations and construction and could have a material adverse effect on them. Existing and future safety, environmental and similar laws and governmental regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Additions or changes in tax laws and regulations could potentially affect Crown’s financial results or liquidity. Risk Factors

Risk Factors (cont.) 40 ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ Crown is subject to competition in all of its markets from competitors, most of whom have significantly greater resources, technology, relationships or expertise. ▪ A failure to implement its growth strategy may adversely affect Crown’s business. ▪ Crown may not achieve or maintain profitability. ▪ Crown may not be able to manage its growth effectively or properly manage its future costs against its revenues. ▪ Any expansion of Crown’s business activities through mergers, acquisition, joint ventures or strategic alliances may be affected by antitrust laws in one or more jurisdictions, access to capital resources, and the costs and difficulties of integrating future acquired businesses and technologies, which could impede its future growth and adversely affect its competitiveness. Crown may be unable to attract and retain key management and other qualified personnel which would likely adversely affect Crown’s business. Failure to maintain good employee relations may affect Crown’s operations and the success of its business. Crown is exposed to the risk of inadvertently violating anti - corruption, anti - money laundering, anti - terrorist financing and economic sanctions laws and regulations and other similar laws and regulations and any violations of such laws and regulations could adversely affect Crown by subjecting it to criminal or civil penalties, revocation of its ability to operate in one or more jurisdictions, require significant changes to its business model or otherwise damage its brand and reputation. Crown’s intellectual property rights are valuable and any inability to protect them may adversely affects its business and financial results. The laws of many of the jurisdictions in the Crown operates may not afford the same level of protection of intellectual property rights as the United States, which could have a material adverse effect on the ability of Crown to conduct its business or expose it to the loss of its intellectual property rights in one or more jurisdictions. Crown is exposed to certain risks if it is unable to maintain the availability of its critical technology systems and data and safeguard the confidentiality and integrity of its data, which could compromise its ability to conduct its business. A delay or failure to identify and devise, invest in and implement certain important technology, business and other initiatives could have a material impact on Crown’s business, financial condition and results of operations. System failures, defects, errors or vulnerabilities in its website, applications, backend systems or other technology systems or those of third - party technology providers could harm Crown’s reputation and adversely affect its business. Crown is subject to economic, political and other risks of doing business globally and in emerging markets. Unfavorable changes in laws, regulations and policies in foreign countries in which Crown seeks to develop projects, Crown, Crown’s partners' or Crown’s project developers' failures to secure timely government authorizations under laws and regulations or Crown’s failure to comply with such laws and regulations could have a material adverse effect on Crown’s business, financial condition and results of operations. The ability to develop Crown’s projects may be limited due to conflict, terrorism, war or other political disagreements between gas - producing nations and potential customers, and such disagreements may adversely impact Crown’s business plan. Risks Relating to PubCo’s Business and Operations Following the Business Combination with Crown ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ Following the consummation of the Business Combination, PubCo’s only significant asset will be its ownership of Crown, and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable PubCo to pay any dividends on its common stock, pay its expenses or satisfy other financial obligations. PubCo will incur higher costs post - Business Combination as a result of being a public company. Crown’s management team has limited experience managing and operating a U.S. public company. The price of PubCo’s common stock may be volatile. Reports published by analysts, including projections in those reports that differ from PubCo’s actual results, could adversely affect the price and trading volume of its common stock. An active, liquid trading market for PubCo common stock and PubCo warrants may not develop, which may limit your ability to sell PubCo common stock and PubCo warrants. PubCo may issue additional PubCo common stock under a new employee incentive plan upon or after consummation of the Business Combination, which would dilute the interest of PubCo’s shareholders. PubCo may need to raise additional capital to expand its business, which would cause dilution to our existing stockholders and may adversely affect the rights of existing stockholders. PubCo may or may not pay cash dividends in the foreseeable future.

Risk Factors (cont.) 41 ▪ ▪ ▪ ▪ ▪ Because PubCo is incorporated in Jersey, Channel Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. ▪ It may be difficult to enforce a U.S. judgment against PubCo or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States. ▪ Provisions in the PubCo governance documents may inhibit a takeover of PubCo, which could limit the price investors might be willing to pay in the future for PubCo’s securities and could entrench management. ▪ PubCo will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make PubCo’s common stock less attractive to investors, which could have a material and adverse effect on PubCo, including its growth prospects. As a “foreign private issuer” under the rules and regulations of the SEC, PubCo is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home - country corporate governance practices in lieu of certain NYSE requirements applicable to U.S. issuers. If PubCo is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders and warrant holders may suffer adverse tax consequences. Subsequent to Catcha’s completion of the Business Combination, PubCo may be required to take write - downs or write - offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price post - Business Combination, which could cause you to lose some or all of your investment. Sales of a substantial number of PubCo securities in the public market following the Business Combination could adversely affect the market price of PubCo common stock. Risks Related to Redemptions and Certain Outstanding Securities of Catcha ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your shares or warrants, potentially at a loss. If Catcha shareholders fail to properly demand redemption rights, they will not be entitled to convert their ordinary shares of Catcha into a pro rata portion of the trust account. If the Business Combination is not approved, then the shares and warrants that are beneficially owned by Catcha’s current directors, executive officers and Initial Shareholders will be worthless, the expenses incurred by such persons may not be reimbursed or repaid and the offers of employment with PubCo that are anticipated by certain of such persons will not be extended. Such interests may have influenced their decision to approve the Business Combination with Crown. The value of the shares held by Catcha’s sponsor following completion of Catcha’s initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of PubCo’s common stock at such time is substantially less than $10.00 per share. Catcha’s sponsor is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced its decision to approve the Business Combination with Crown. If Catcha is unable to complete the Business Combination with Crown or another business combination by February 17, 2024, then Catcha will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding public shares, and dissolving and liquidating. In such event, third parties may bring claims against Catcha and, as a result, the proceeds held in the Trust Account could be reduced and the per - share liquidation price received by shareholders could be less than $10.00 per share. Catcha’s shareholders may be held liable for claims by third parties against Catcha to the extent of distributions received by them. Catcha’s directors may decide not to enforce the indemnification obligations of its sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to its shareholders. Catcha may not have sufficient funds to satisfy indemnification claims of its directors and executive officers. Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect Catcha’s business, including its ability to negotiate and complete a Business Combination. Certain of the procedures that Catcha, a potential business combination target, or others may determine to undertake in connection with proposed rules recently issued by the SEC may increase the costs and the time needed to complete a Business Combination and may constrain the circumstances under which Catcha could complete a Business Combination. Catcha has identified a material weakness in its internal control over financial reporting as of December 31, 2022. If it is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results, which may adversely affect investor confidence in Catcha and materially and adversely affect its business and operating results. Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo's stockholders (including Catcha's public stockholders) may face additional risks and uncertainties.